UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2009

FLEXTRONICS INTERNATIONAL LTD.
 (Exact name of registrant as specified in its charter)

Singapore	0-23354	Not Applicable
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Marina Boulevard, # 28-00, Singapore	018989
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (65) 6890-7188

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 17, 2009, Flextronics International Ltd. (the “Company”) issued a press release announcing that it has extended the Early Tender/Consent Deadline and Expiration Time for its previously announced cash tender offer (the “Offer”) to purchase up to $100,000,000 of the aggregate principal amount outstanding of its 6 1/2% Senior Subordinated Notes due 2013 (the “6 1/2% Notes”), and up to $100,000,000 of the aggregate principal amount outstanding of its 6 1/4% Senior Subordinated Notes due 2014 (the “6 1/4% Notes” and collectively with the 6 1/2% Notes, the “Notes”), and its related consent solicitation (the “Consent Solicitation”) to adopt certain proposed amendments to the restricted payments covenants and certain related definitions contained in each of the indentures under which the Notes were issued. The Early Tender/Consent Deadline has been extended from 5:00 p.m., New York City time, on June 16, 2009 to 5:00 p.m., New York City time, on June 19, 2009, unless earlier terminated. The Expiration Time of the Offer has been extended from 12:00 midnight, New York City time, on June 25, 2009 to 12:00 midnight, New York City time, on June 30, 2009, unless earlier terminated. The Company also announced that it has amended certain terms of the Offer and Consent Solicitation. These amendments are described in the press release issued on June 17, 2009 and in a Supplement dated June 17, 2009 to the Offer to Purchase and Consent Solicitation Statement dated May 29, 2009 (the “Supplement”). Except as described in the press release and the Supplement, all other terms and conditions of the Offer and the Consent Solicitation remain in full force and effect.

A copy of the press release is attached as Exhibit 99.1 and is hereby incorporated by reference in this Item 8.01 of this report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated June 17, 2009, issued by Flextronics International Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXTRONICS INTERNATIONAL LTD.

Date:	June 17, 2009	By:	/s/ Paul Read

Name: Paul Read Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated June 17, 2009, issued by Flextronics International Ltd.